UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – May 11, 2012

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-6508	13-3458955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code) (315) 331-7742

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7	Regulation FD
Item 7.01	Regulation FD Disclosure.

IEC Electronics Corp. (the “Company”), through its wholly-owned subsidiary, Southern California Braiding, Inc. (“SCB”), acquired substantially all of the assets of the former Southern California Braiding Company, Inc. in December, 2010 under the terms of an Asset Purchase Agreement (“Purchase Agreement”) dated December 17, 2010. A copy of the Purchase Agreement was filed by the Company on December 23, 2010 as Exhibit 2.1 to its Current Report on Form 8-K. Pursuant to the Purchase Agreement, $2 million in cash and 77,176 shares of the Company’s common stock were deposited in escrow with Wells Fargo Bank, N.A. to be released to buyer and/or sellers dependent upon SCB’s achievement of certain performance metrics in calendar 2011.

On May 11, 2012, the Company and the sellers reached final agreement as to release of such funds and shares held in escrow. The Company, through SCB, will receive $1.8 million in cash, which it will use to pay down debt, and 68,625 shares of the Company’s common stock, which will be retired.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Neither the filing or furnishing of any exhibit to this report nor the inclusion in such exhibit of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such address into this report. The information available at the Company’s Internet address is not part of this report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

On May 15, 2012, the Company issued a press release announcing settlement of certain escrow claims related to the acquisition of SCB. A copy of the press release is furnished as Exhibit 99.1 to this report.

(d)	Exhibits

Exhibit 99.1	Press Release issued by IEC Electronics Corp. dated May 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: May 15, 2012	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release issued by IEC Electronics Corp. dated May 15, 2012